EXHIBIT 10.25

REPURCHASE AGREEMENT

This Repurchase Agreement (this “Agreement”) is made as of February 23, 2005, by and between UnionBanCal Corporation, a Delaware corporation (the “Company”), and The Bank of Tokyo-Mitsubishi, Ltd. (“Seller”).

Background

(a)           Seller is the record and beneficial owner of 91,732,217 shares of common stock of the Company (the “Common Stock”).

(b)           Seller desires to sell, and the Company desires to repurchase (the “Repurchase”), the Repurchase Shares (as defined herein).

Terms of Agreement

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and for good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Repurchase Obligations.  Subject to the terms set forth herein, the Company shall repurchase 3,475,843 shares of Common Stock (the “Repurchase Shares”) from Seller, and Seller shall sell all of the Repurchase Shares to the Company, at a purchase price equal to $57.54 per share (the “Repurchase Price”).

2.             Closing.  Delivery of, and payment of the Repurchase Price for, the Repurchase Shares shall be deemed made at the offices of Shearman & Sterling LLP, 525 Market Street, San Francisco, California  94105, with delivery of the Repurchase Shares being made via book-entry transfer on the books of the Company maintained by the Company’s transfer agent pursuant to the procedures of such transfer agent and payment of the Repurchase Price for the Repurchase Shares being made to The Bank of Tokyo-Mitsubishi, Ltd., Head Office Account with The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, account number 30009622.  Such delivery shall be made by 7:00 p.m. Pacific Time on the date of this Agreement, and such payment shall be made by 8:00 a.m. Pacific Time on the next succeeding business day, or at such other times as the parties hereto may agree, which time shall be deemed commensurate with the execution hereof.  The time and date of such delivery and the payment for the Repurchase Shares are herein called the “Closing.”

(a)           Seller’s Obligation. Upon the Closing:

(i)    Seller shall deliver to the Company the Repurchase Shares and the appropriate stock powers, properly signed and with any necessary documentary or transfer tax stamps duly affixed and cancelled, free and clear of any claims, liens, security interests, restrictions, pledges and encumbrances of any kind (except for such restrictions on transfer as may exist generally under applicable federal and state securities laws), and a completed Internal Revenue Service Form W-8BEN.

(ii)   Seller shall pay and shall indemnify and hold harmless the Company against any and all transfer, documentary, stamp, registration and any similar taxes or other charges incurred in connection with the Repurchase.

(b)           Company’s Obligation. Upon the Closing, the Company shall deliver to Seller, via wire-transfer, funds equal to US$200,000,000, representing payment in full of the Repurchase Price without any U.S. withholding taxes.

3.             Rights as a Shareholder.  Upon the Repurchase, the Company shall acquire all rights as a shareholder of the Company with respect to the Repurchase Shares upon the recording of the transfer of the Repurchase Shares to the Company in the books of the Company.

4.             Representations and Warranties of Seller. Seller hereby represents and warrants to the Company as follows:

(a)           Good and Marketable Title. Seller has good and valid title to the Repurchase Shares being sold pursuant to this Agreement, free and clear of all liens, encumbrances, security interests and claims whatsoever, and at the Closing, upon the sale and delivery of, and payment for, such Repurchase Shares, as provided herein, Seller will convey to the Company good and valid title to such Repurchase Shares, free and clear of all liens, encumbrances and security interests.

(b)           Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by Seller.

(c)           Absence of Violations; No Conflicts. The execution and delivery of this Agreement by or on behalf of Seller, the sale of the Repurchase Shares by Seller, the consummation of any of the other transactions contemplated herein, and the fulfillment of the terms hereof, have not violated and will not violate the organizational documents of Seller, any provision of law or regulation or any material contract to which Seller is subject, or any order or decree of any governmental authority to which Seller is subject.

(d)           Absence of Proceedings. No actions, suits or proceedings before or by any court or governmental agency, body or authority, or arbitrator are pending or, to the best of Seller’s knowledge, threatened or contemplated, seeking to prevent the sale of the Repurchase Shares or the consummation of the transactions contemplated by this Agreement.

(e)           Absence of Manipulation. Seller has not taken, directly or indirectly, any action designed to constitute or which has constituted or which has caused or resulted in or might reasonably be expected to cause or result in, under the Securities Exchange Act of 1934 or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Repurchase Shares.

5.             Representations and Warranties of the Company. The Company hereby represents and warrants to Seller as follows:

(a)           Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(b)           Absence of Violations; No Conflicts. The execution and delivery of this Agreement by or on behalf of the Company, the purchase of the Repurchase Shares by the Company, the consummation of any of the other transactions contemplated herein, or the fulfillment of the terms hereof, have not violated and will not violate the organizational documents of the Company, any provision of law or regulation or any material contract to which the Company is subject, or any order or decree of any governmental authority to which the Company is subject.

(c)           Absence of Proceedings. No actions, suits or proceedings before or by any court or governmental agency, body or authority, or arbitrator are pending or, to the best of the Company’s knowledge, threatened or contemplated, seeking to prevent the purchase of the Repurchase Shares or the consummation of the transactions contemplated by this Agreement.

6.             Expenses.  Any and all out-of-pocket expenses, including all fees and expenses of agents, representatives, counsel, and accountants, incurred by the Company in connection with or arising out of the Repurchase, including the preparation, execution and performance of this Agreement and the transactions contemplated hereby, shall be paid 50% by Seller and 50% by the Company.  Any such expenses shall be paid by Seller promptly upon, and in no event later than thirty days after, Seller’s receipt of a written statement from the Company setting forth in reasonable detail the expenses incurred by the Company.

7.             Specific Performance; Limitation on Liability. The parties acknowledge and agree that in the event of any breach of this Agreement, the parties would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that each of the Company and Seller, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the transactions contemplated by this Agreement.

8.             Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

9.             Public Announcement. The Company and/or the Seller shall issue a press release or a public statement with respect to the transactions contemplated by this Agreement as soon as practicable after the Closing; provided, however, that the Company and Seller shall consult with each other before issuing any press release or making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to approval by the other party of the contents of such release or statement, except as may be required by law, court process or by obligations pursuant to any listing agreement with a national securities exchange.

10.           Entire Agreement. This Agreement constitutes the entire and final agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof which are of no further force or effect.

11.           Amendments. No amendment or modification of this Agreement shall be effective unless set forth in writing and signed by the parties hereto.

12.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto hereby execute this Agreement as of the date first above written.

The Company

UNIONBANCAL CORPORATION

By:	/s/ David I. Matson
	Name:	David I. Matson
	Title:	Executive Vice President and Chief
Financial Officer

Seller

THE BANK OF TOKYO-MITSUBISHI, LTD.

By:	/s/ Tetsuo Iwata
	Name:	Tetsuo Iwata
	Title:	Managing Director